                    As filed with the Securities and Exchange
                         Commission on November 1, 2002.

                                                 Registration No. 333-__________

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             [GRAPHIC REMOVED HERE]

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             [GRAPHIC REMOVED HERE]

                              DIOMED HOLDINGS, INC.

                         (Name of small business issuer)

                Delaware                                      3845                                     84-140636
    (State or Other Jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
     Incorporation or Organization)               Classification Code Number)                     Identification No.)

                                 One Dundee Park
                                Andover, MA 01810
                                 (978) 475-7771
          (Address and Telephone Number of Principal Executive Offices)

                                ---------------

                                   Peter Klein
                      President and Chief Executive Officer
                                 One Dundee Park
                                Andover, MA 01810
                                 (978) 475-7771
            (Name, Address and Telephone Number of Agent for Service)

                                ---------------

                                    Copy to:

                             William A. Newman, Esq.
                                McGuireWoods LLP
                               9 West 57th Street
                                   Suite 1620
                            New York, New York 10019
                                 (212) 548-2100

                                ---------------

     Approximate date of commencement of proposed sale to the public: From time to time as the selling stockholders may decide.

     If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration statement number of earlier effective registration statement: 333-90666

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
TITLE OF EACH CLASS                                  PROPOSED MAX            PROPOSED MAX            AMOUNT OF
OF SECURITIES TO BE            AMOUNT TO             IMUM OFFERING           IMUM AGGREGATE          REGISTRATION
REGISTERED (1)                 BE REGISTERED         PRICE PER SHARE (2)     OFFERING PRICE (2)      FEE

-----------------------------------------------------------------------------------------------------------------
Common Stock
par value, $0.001
per share, to be
offered by selling
stockholders (3)               50,000                $0.48                   $29,000                 $2.67

-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the Common Stock as reported by the American Stock Exchange on October 29, 2002 in accordance with Rule 457 under the Securities Act of 1933.

(3) Additional shares issued pro rata among the selling stockholders identified in registration statement no. 333-90666 as the selling stockholders holding shares of common stock that we sold in a private placement in February 2002.

                                ----------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Diomed Holdings, Inc. hereby incorporates by reference in its entirety, including the exhibits thereto, its registration statement on Form SB-2, Registration No. 333-90666, as amended, declared effective by the Securities and Exchange Commission as of 5:30 p.m. (Eastern Standard Time) on October 24, 2002.

                 ISSUANCE AND REGISTRATION OF ADDITIONAL SHARES

     Diomed Holdings' registration statement no. 333-90666 was declared effective by the Commission as of 5:30 p.m. (Eastern Standard Time) on October 24, 2002. That registration statement registered 20,919,470 shares of common stock, including 5,000,000 shares that Diomed Holdings sold in a private placement transaction on February 14, 2002. The agreement between Diomed Holdings and the private placement purchasers provides that if Diomed Holdings did not cause a registration statement registering the private placement shares to become effective within 240 days after the private placement sale of those shares, then Diomed Holdings would issue to the private placement purchasers additional common stock equal to one percent of the number of private placement shares for each month during which the registration exceeded the 240 day period. Because the registration statement registering the private placement became effective within the first month after the 240 day deadline, Diomed Holdings became obligated to issue an aggregate of an additional 50,000 shares of common stock to the private placement purchasers. This registration statement registers those 50,000 shares.

                            SELLING SECURITY HOLDERS

     The following table sets forth the number of shares of common stock purchased by the selling stockholders in the February 14, 2002 private placement, the number of additional shares that Diomed Holdings is registering in respect of the additional one percent of shares it is issuing to the selling stockholders pursuant to the private placement purchase agreement, the total number of shares held and the percentage of equity securities owned by each of the selling stockholders as of the date of this registration statement.

     Except for Winton Capital Holdings, which beneficially owns more than five percent of Diomed Holdings' equity security securities, none of the selling stockholders is an affiliate of Diomed Holdings and none has had any position, office or other material relationship with Diomed Holdings within the past three years, except as a stockholder. All of the shares of common stock that have been acquired by the selling stockholders upon the issuance of common stock when issued by Diomed Holdings pursuant to the delay provisions of the private placement agreement are being registered and offered pursuant to this registration statement.

                                                                                                                  Percentage of
                                                                        Private                                         Equity
                                                                       Placement     Additional     Total Shares      Securities
       Selling Stockholder                                            Shares Held   Shares Issued       Held          Owned (1)
       -------------------                                            -----------   -------------    -----------  --------------
       Winton Capital Holdings (2)                                      1,200,000         12,000       1,212,000       .093 (3)
       Semamor Enterprises                                                500,000          5,000         505,000           .017
       Steve Shraiberg                                                    300,000          3,000         303,000            .01
       Matthew Bronfman Recipient Pour Off Trust                          250,000          2,500         252,500           .008
       Panamerica Capital Group, Inc.                                     250,000          2,500         252,500           .008
       Private Investment Company Ltd.                                    250,000          2,500         252,500           .008
       Sarah Investments Ltd.                                             250,000          2,500         252,500           .008
       Charles Diamond                                                    150,000          1,500         151,500           .005
       Cirpa Inc.                                                         132,500          1,325         133,825           .004
       Hyde Park International Holdings Ltd.                              125,000          1,250         126,250           .004
       Seneca Ventures                                                    125,000          1,250         126,250           .004
       Woodland Ventures Fund                                             125,000          1,250         126,250           .004
       3854973 Canada Inc.                                                100,000          1,000         101,000           .003
       Bruce Fogel                                                        100,000          1,000         101,000           .003
       Jack L. Rivkin                                                     100,000          1,000         101,000           .003
       Antonio Garcia                                                      75,000            750          75,750           .003
       Joseph Yanow                                                        74,000            740          74,740           .003
       Melvin Fogel                                                        62,500            625          63,125           .002
       Elio Cerundolo                                                      56,000            560          56,560           .002
       1212855 Ontario Ltd.                                                50,000            500          50,500           .002
       Alan Dershowitz                                                     50,000            500          50,500           .002
       Alex Vahabzadeh Money Purchase Plan                                 50,000            500          50,500           .002
       Bridge Finance Ltd.                                                 50,000            500          50,500           .002
       Green Mountain Trading, Ltd.                                        50,000            500          50,500           .002
       John Galt Fund, L.P.                                                50,000            500          50,500           .002
       Steve Leisher                                                       50,000            500          50,500           .002
       Orva Harwood                                                        40,000            400          40,400           .001
       Lord Anthony St. John                                               37,500            375          37,875           .001
       Renee Schatz Revocable Trust                                        35,000            350          35,350           .001
       T&J Reilly Revocable Trust                                          35,000            350          35,350           .001
       Walter Eeds                                                         35,000            350          35,350           .001
       Aslan Ltd.                                                          25,000            250          25,250           .001
       Elon Dershowitz                                                     25,000            250          25,250           .001

                                                                                                                  Percentage of
                                                                        Private                                         Equity
                                                                       Placement     Additional     Total Shares      Securities
       Selling Stockholder                                            Shares Held   Shares Issued       Held          Owned (1)
       -------------------                                            -----------   -------------   ------------  --------------
       Jim Fitzgerald                                                      25,000            250          25,250           .001
       Ray Grimm                                                           25,000            250          25,250           .001
       Thomas Brassil                                                      25,000            250          25,250           .001
       W.T. Leahy III                                                      25,000            250          25,250           .001
       Gerry Nichele                                                       12,500            125          12,625              *
       Jeffrey Evans                                                       12,500            125          12,625              *
       Julian Rogers - Coltman                                             12,500            125          12,625              *
       Nicholas Burge                                                      12,500            125          12,625              *
       Patricia Kelly-White                                                12,500            125          12,625              *
       Ernest Holloway                                                     10,000            100          10,100              *
       Lorne Neff                                                          10,000            100          10,100              *
       Cheryl More                                                          5,000             50           5,050              *
       Joan Woodrow                                                         5,000             50           5,050              *

       TOTAL                                                            5,000,000         50,000       5,050,000            .22


(1) Expressed as a decimal, rounded, and based on 30,169,470 shares outstanding after conversion of common stock equivalent.

(2) In addition to the 1,200,000 shares of common stock purchased in the private placement and the 12,000 additional shares issued due to the delay in registration, Winton Capital Holdings also owns warrants to purchase 40,000 shares of common stock and preferred stock convertible into 1,545,000 shares of common stock. Diomed Holdings is not aware if any of the other selling stockholders owns any additional Diomed Holdings equity securities.

(3) Based on 2,797,000 shares of common stock beneficially owned including the shares indicated above and other common stock equivalents owned, after conversion of those common stock equivalents into common stock.

*Less than one-tenth of one percent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Andover, state of Massachusetts, on November 1, 2002. Each person whose signature appears below hereby appoints Peter Klein as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                                   DIOMED HOLDINGS, INC.

                                   By:  /s/ Peter Klein
                                        ---------------------------------------
                                        Peter Klein
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                         Title                                     Date
                 ---------                                         -----                                     ----
/s/ Peter Klein
-----------------------------------             President, Chief Executive Officer and Director        November 1, 2002
           (Peter Klein)

/s/ Lisa M. Bruneau                             Principal Financial Officer, Vice President,           November 1, 2002
-----------------------------------             Pinance, Secretary and Treasurer
         (Lisa M. Bruneau)

/s/ James Arkoosh                               Chairman of the Board, Director                        November 1, 2002
-----------------------------------
          (James Arkoosh)

/s/ Samuel Belzberg                             Director                                               November 1, 2002
-----------------------------------
         (Samuel Belzberg)

/s/ A. Kim Campbell                             Director                                               November 1, 2002
-----------------------------------
         (A. Kim Campbell)

/s/ Geoffrey Jenkins                            Director                                               November 1, 2002
-----------------------------------
        (Geoffrey Jenkins)

/s/ Peter Norris                                Director                                               November 1, 2002
-----------------------------------
          (Peter Norris)


                                INDEX TO EXHIBITS

Exhibit No.               Identification of Exhibit
-----------               -------------------------

   5.1 Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP

  23.2 Consent of McGuireWoods LLP in respect of Legality Opinion (included with Exhibit 5.1)

-------
NOTE: All other exhibits are incorporated by reference to the registrant's registration statement on Form SB-2, as amended, registration number 333-90666, declared effective by the Commission as of 5:30 p.m. (Eastern Standard Time) on October 24, 2002.


                                     II - 2